Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-220990), Form S-8 (File No. 333-220838), Form S-3 (File No. 333-208630), Form S-8 (File No. 333-206875) and Form S-8 (File No. 333-151824) of our report dated March 30, 2018, relating to the consolidated financial statements of Houston American Energy Corp. that appear in the Annual Report on Form 10-K of Houston American Energy for the year ended December 31, 2017.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 30 2018